Exhibit 10.3

AMENDMENT TO SECURED PROMISSORY NOTE AND

PAYOFF LETTER

This Amendment to Secured Promissory Note and Payoff Letter (the “Amendment and Payoff Letter”) is entered into effective as of May 18, 2011 (the “Effective Date”), by and between Luna Innovations Incorporated, a Delaware corporation and Luna Technologies, Inc., a Delaware corporation (individually and collectively, called the “Borrower”) and Hansen Medical, Inc., a Delaware corporation (the “Lender”).

RECITALS

A. Borrower issued to Lender a Secured Promissory Note dated January 12, 2010 in the principal amount of $5,000,000 (the “Note”). Borrower’s obligations under the Note are secured by certain collateral described in the Security Agreement (the “Security Agreement”) and Patent and Trademark Security Agreement (the “IP Security Agreement”), each dated January 12, 2010. Capitalized terms not otherwise defined herein shall have the meanings given in the Note, the Security Agreement, or the IP Security Agreement, as applicable.

B. As of the date hereof, the outstanding principal balance on the Note is $3,230,017.09, and the outstanding interest on the Note is $14,330.98.

C. Lender has agreed to a discount on the Note in the amount of $190,000 to be applied against the outstanding principal balance and accrued interest.

D. Borrower desires to pre-pay the remaining amounts due under the Note, after applying the foregoing discount.

E. Contemporaneously with this Amendment and Payoff Letter, Borrower and Lender are entering into an Amendment No. 3 to Development and Supply Agreement (the “Amendment”). The Amendment is contingent upon Borrower and Lender entering into this Amendment and Payoff Letter and Borrower making the payments to Lender set forth below.

In consideration for the foregoing and for the mutual promises set forth below, Borrower and Lender agree as follows:

AGREEMENT

1. Within four business days of the Effective Date, Borrower shall pay to Lender to the account specified on Exhibit A to the Note the amount of $3,054,348.07 (comprised of ((a) $3,230,017.09 (outstanding principal balance), plus (b) 14,330.98, minus (c) $190,000.00 (the discount)), in immediately available funds, in full satisfaction of Borrower’s Obligations under the Note (the “Final Payment”).

2. Upon receipt of the Final Payment in accordance with the preceding paragraph, (a) all amounts owing under the Note, Security Agreement and IP Security Agreement shall have been paid in full, (b) Borrower shall have no further Obligations to Lender under the Note and all obligations, liabilities, covenants and agreements of Borrower, under or in connection with the Note, Security Agreement and IP Security Agreement shall be terminated and canceled and are of no further force and effect, (c) all of Lender’s security interest in, security titles to and other liens on all real and personal assets and property of Borrower shall be terminated automatically without any further action, (d) Borrower, and their attorneys and agents, are authorized to (1) file UCC-3 Termination Statements for each of the UCC-1 Financing Statements previously filed by Lender against Borrower, (2) file releases of security interest in patents and trademarks previously filed with the United States Patent and Trademark Office, and(3) take such other action to release and terminate the security interests and liens in favor of Lender, and (e) Lender shall promptly execute and deliver to each Borrower such documents and instruments reasonably requested by such Borrower as shall be necessary to evidence termination of all security interests given by such Borrow to Lender under the Security Agreement or the IP Security Agreement.

3. This Amendment and Payoff Letter shall be governed by the laws of the State of Delaware, without regard to conflicts of laws, or applicable federal laws as to a particular subject where federal law governs.

4. This Amendment and Payoff Letter represents the entire agreement of the parties with respect to the subject matter hereof, and mergers all prior agreements, whether written or oral. This Amendment and Payoff Letter will terminate and have no force or effect if the Final Payment is not received by Lender on or before four business days of the Effective Date. This Amendment and Payoff Letter may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment and Payoff Letter, as of the date first above written.

Luna Innovations Incorporated

By:	/s/ My E. Chung
Name: My E. Chung
Title: President and CEO

One Riverside Circle, Suite 400 Roanoke, VA 24016

Attn:

Fax:

email:

Luna Technologies, Inc.

By:	/s/ Scott A. Graeff
Name: Scott A. Graeff
Title: President

One Riverside Circle, Suite 400 Roanoke, VA 24016

Attn:

Fax:

email:

Hansen Medical, Inc.

By:	/s/ Bruce J. Barclay
Name: Bruce J. Barclay
Title: President and CEO

800 East Middlefield Road Mountain View, CA 94043

Attn:

Fax:

email: